SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 17, 2000


             Exact Name of
Commission   Registrant as                       IRS Employer      Registrants'
File         Specified in its    State of       Identification      Telephone
Number       Charter            Incorporation       Number           Number
------------ ----------------- ---------------- ----------------- -------------

001-14786    CMP Group, Inc.       Maine           01-0519429      207 623-3521





                      83 Edison Drive, Augusta, Maine 04336
               (Address of principal executive offices) (zip code)

Item 1 through Item 4.  Not applicable.

Item 5.  Other Events.

         On February 17, 2000, CMP Group, Inc., issued a release announcing a change in its annual meeting date from May 18 to October 31, 2000, which is quoted below:

(A)      CMP GROUP BOARD SHIFTS ANNUAL MEETING DATE

     "The board of directors of CMP Group, Inc., has voted to shift the date of the holding company's annual shareholders' meeting from May 18 to Oct. 31, 2000.

     CMP Group, the parent of Central Maine Power Co. and other businesses, is in the midst of regulatory reviews of its planned merger with Energy East Corp., a Stamford, Conn., holding company for New York State Electric & Gas and other businesses.

     Upon receipt of remaining regulatory approvals, the merger is expected to close in the middle of this year.

     `Resetting the meeting date to later in the year could avoid unnecessary expense if the remaining merger approvals are granted in the next few months, as we continue to expect,' said CMP Group president and board member David T. Flanagan.

     The planned merger, which would make CMP Group a wholly owned subsidiary of Energy East, has been approved by CMP Group shareholders, the Maine Public Utilities Commission, the Nuclear Regulatory Commission, Connecticut utility regulators, the U.S. Department of Justice, and the Federal Trade Commission. The Federal Energy Regulatory Commission, the Securities and Exchange Commission, and the Federal Communications Commission have not yet acted on the merger proposal."

(B)      DEADLINES FOR SHAREHOLDER PROPOSALS

     For a shareholder proposal to be considered for inclusion in the proxy statement and form of proxy for the 2000 annual meeting of shareholders of CMP Group, it must be received by Anne M. Pare, Secretary, CMP Group, Inc., 83 Edison Drive, Augusta, Maine 04336, on or before May 22, 2000.

     Under the articles of incorporation of CMP Group, a shareholder who wishes to nominate a candidate for election to the board of directors of CMP Group at the 2000 annual meeting of shareholders of CMP Group or bring any matter before that meeting (other than matters included in CMP Group's proxy materials) must submit the nomination or the matter to the Secretary of CMP Group no earlier than August 2, 2000 and no later than September 1, 2000. The notice must also meet other requirements set forth in the articles of incorporation.

Item 6 through Item 9.  Not applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CMP GROUP, INC.



                                        By:  /s/______________________________
                                             Anne M. Pare
                                             Treasurer, Corporate Counsel and
                                             Secretary

Dated:  February 23, 2000